UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 6, 2018

HealthLynked Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	47-1634127
(State of Incorporation)	(I.R.S. Employer Identification No.)

1726 Medical Blvd., Suite 101, Naples, Florida	34110
(Address of Principal Executive Offices)	(ZIP Code)

(239) 513-1992

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2018, HealthLynked Corp. (the “Corporation”) entered into an Extension Letter Agreement (the “Extension”) to that certain Employment Agreement, originally dated July 1, 2016, by and between the Corporation and Mr. George O’Leary, the Corporation’s Chief Financial Officer (as extended, the “O’Leary Employment Agreement”). In the extension, among other things, Mr. O’Leary agreed to increase to full time employment (previously half-time) and agreed to extend the term of his employment to June 30, 2022. In addition to a base salary, the Extension provides Mr. O’Leary with certain performance-based cash bonuses, stock grants, and stock option grants.

The foregoing description of the Extension is not complete and is qualified in its entirety by reference to the full text of the Extension, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Extension Letter Agreement, by and between HealthLynked Corp. and George O’Leary, dated July 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthLynked Corp.

Dated: July 6, 2018	By:	/s/ George O’Leary
George O’Leary
Chief Financial Officer

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